Exhibit 5.3

[HILL WARD HENDERSON Letterhead]

June 23, 2017

Hilton Domestic Operating Company Inc.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

7930 Jones Branch Drive

Suite 1100

McLean, Virginia 22102

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Florida counsel to Florida Conrad International Corp., a Florida corporation (the “Florida Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed concurrently herewith by Hilton Domestic Operating Company Inc., a Delaware corporation (“HOC”), Hilton Worldwide Finance LLC, a Delaware limited liability company (“HWF”), Hilton Worldwide Finance Corp., a Delaware corporation (“HWFC” and, together with HOC and HWF, the “Issuers”), the Florida Guarantor, Hilton Worldwide Holdings Inc., a Delaware corporation (“HLT Parent”), Hilton Worldwide Parent LLC, a Delaware limited liability company (“HWP”), and the other guarantors named therein (such other guarantors, collectively with the Florida Guarantor, the “Subsidiary Guarantors,” and collectively with the Florida Guarantor, HLT Parent, HWP, and, in the case of the 2024 Notes (as defined below), HWF and HWFC, and, in the case of the 2025 Notes (as defined below) and the 2027 Notes (as defined below), HOC, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance (i) by HOC of up to $1,000,000,000 aggregate principal amount of 4.250% Senior Notes due 2024 (the “2024 Notes”) and (ii) by HWF, as issuer, and HWFC, as co-issuer, of up to $900,000,000 aggregate principal amount of 4.625% Senior Notes due 2025 (the “2025 Notes”) and up to $600,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 (the “2027 Notes and, together with the 2024 Notes and the 2025 Notes, the “Exchange Securities”) and the issuance by the Florida Guarantor and the other Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities. The 2024 Notes and the Exchange Guarantees with respect to the 2024 Notes will be issued under an indenture, dated as of August 18, 2016 (as amended by the first supplemental indenture, dated as of September 22, 2016, the second supplemental indenture, dated as of September 22, 2016, the third supplemental indenture, dated as of October 20, 2016 and the fourth supplemental indenture, dated as of December 12, 2016, the “2016 Indenture”), among HOC, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The 2025 Notes, the 2027 Notes and the Exchange Guarantees with respect to the 2025 Notes and the 2027 Notes will be issued under an indenture, dated as of March 16, 2017 (the “2017 Indenture” and, together with the 2016 Indenture, the “Indentures”), among HWF, HWFC, the

Hilton Domestic Operating Company Inc.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

June 23, 2017

Guarantors and the Trustee. The 2024 Notes and the Exchange Guarantees with respect to the 2024 Notes will be offered by HOC and the Guarantors in exchange for their outstanding 4.250% Senior Notes due 2024 and the guarantees thereof that were issued on August 18, 2016. The 2025 Notes, the 2027 Notes and the Exchange Guarantees with respect to the 2025 Notes and the 2027 Notes will be offered by HWF, HWFC and the Guarantors in exchange for their outstanding 4.625% Senior Notes due 2025, 4.875% Senior Notes due 2027 and the respective guarantees thereof that were issued on March 16, 2017. The exchange offers described in the Registration Statement are referred to herein as the “Exchange Offers.”

We are delivering this opinion letter to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

This opinion letter is limited to the matters expressly stated herein. No opinions are to be inferred or implied beyond the opinions expressly so stated.

In connection with rendering the opinions set forth in this opinion letter, we have reviewed originals or copies of the following documents (collectively, the “Transaction Documents”):

(i) each of the Indentures (including the form of each Exchange Security and the terms of the Exchange Guarantees set forth therein);

(ii) the Registration Statement;

(iii) the Purchase Agreement, dated as of August 8, 2016, among Hilton Escrow Issuer LLC and Hilton Escrow Issuer Corp., predecessors-in-interest to HOC, HLT Parent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on its own behalf and as representative of the initial purchasers (“Merrill Lynch”), as supplemented by the related Joinder Agreement, dated as of September 22, 2016, among HOC, HWF, HWFC, the Subsidiary Guarantors and Merrill Lynch;

(iv) the Purchase Agreement, dated as of March 7, 2017, among HWF, HWFC, HLT Parent and Goldman, Sachs & Co., on its own behalf and as representative of the initial purchasers (“Goldman”), as supplemented by the related Joinder Agreement, dated as of March 16, 2017, among HWP, HOC, the Subsidiary Guarantors and Goldman;

(v) the Registration Rights Agreement, dated as of August 18, 2016, among Hilton Escrow Issuer LLC and Hilton Escrow Issuer Corp., predecessors-in-interest to HOC, and Merrill Lynch, as supplemented by the related Joinder Agreement, dated as of September 22, 2016, among HOC, the Guarantors and Merrill Lynch; and

(vi) the Registration Rights Agreement, dated as of March 16, 2017, among HWF, HWFC, the Guarantors and Goldman.

Hilton Domestic Operating Company Inc.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

June 23, 2017

Further, in connection with rendering the opinions set forth in this opinion letter, we have reviewed originals or copies of the following documents:

(i) copies of the Articles of Incorporation of the Florida Guarantor, as certified by the Secretary of State of the State of Florida (the “Florida Secretary”) on May 18, 2017;

(ii) copies of the Bylaws of the Florida Guarantor, as delivered to us by the Florida Guarantor (together, the documents in (i) and (ii), the “Organizational Documents”);

(iii) copies of resolutions, dated as of March 13, 2017, adopted by (A) the Board of Directors of the Florida Guarantor, as delivered to us by the Florida Guarantor;

(iv) Certificate of Status for the Florida Guarantor, dated June 8, 2017, issued by the Florida Secretary (“Certificate of Status”); and

(v) certificate to counsel from the Florida Guarantor, dated the date hereof (the “Certificate to Counsel”).

We have also reviewed such other documents, instruments and certificates as we have deemed relevant or necessary to form the basis for the opinions set forth in this opinion letter.

As to the matters of fact underlying the opinions herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Transaction Documents and the Certificate to Counsel. However, no opinion is rendered hereunder as to the accuracy of the representations and warranties contained in the Transaction Documents or the Certificate to Counsel. We note that we have been retained to act solely as local Florida counsel to the Florida Guarantor in connection with this opinion letter. We are not regular counsel to the Florida Guarantor or to any other party to the Exchange Offers and are not generally informed as to its business affairs. We have, with your consent, assumed that certificates of public officials dated earlier than the date hereof remain accurate from such earlier dates through and including the date hereof.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Exchange Offers; (b) the legal existence of each party to the Transaction Documents other than the Florida Guarantor; (c) the power of each party to the Exchange Offers other than the Florida Guarantor (each, an “Other Party”), to execute, deliver and perform, and the validity, binding effect and enforceability as to each Other

Hilton Domestic Operating Company Inc.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

June 23, 2017

Party (and with respect to the Florida Guarantor, only to the extent expressly provided in this opinion letter) of, the Transaction Documents executed and delivered or to be executed or delivered by such party and of each other act done or to be done by such party; (d) the authorization, execution and delivery by each Other Party of each Transaction Document executed and delivered or to be executed or delivered by such party; (e) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document submitted to us as an original, the conformity to the original of each document submitted to us as a copy and the authenticity of the original of each document submitted to us as a copy; (f) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful or unreliable contained in any document encompassed within the diligence review undertaken by us; (g) the compliance of the Exchange Offers and of the conduct of the parties to the Exchange Offers with any requirement of good faith, fair dealing and conscionability; (h) the Florida Guarantor, as a wholly-owned subsidiary of HWF, will derive substantial direct and indirect benefit from the Exchange Offers and the other transactions contemplated by the Transaction Documents; and (i) the due qualification of each Indenture under the Trust Indenture Act of 1939, as amended.

For purposes of this opinion letter, “Applicable Laws” means the Florida laws, rules and regulations that a Florida counsel exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Florida Guarantor or the Transaction Documents, but excluding state “Blue Sky,” fraudulent conveyance, fraudulent transfer and other insolvency laws and any other areas of law that are expressly excluded from the scope of the opinions in this opinion letter.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications contained herein, we are of the opinion that:

1. The Florida Guarantor is a corporation organized under Florida law, and its corporate status is active.

2. The Florida Guarantor has the corporate power to execute and deliver each Indenture, which includes the Exchange Guarantees, and to perform its obligations thereunder.

3. The Florida Guarantor has authorized the execution, delivery and performance of each Indenture, which includes the Exchange Guarantees, by all necessary corporate action.

4. The Florida Guarantor has duly executed and delivered each Indenture.

5. The execution and delivery of each Indenture, the issuance of the Exchange Guarantees, and the performance by the Florida Guarantor of its obligations under each Indenture, which includes the Exchange Guarantees, do not (a) violate the Florida Guarantor’s Organizational Documents, or (b) violate any Applicable Law.

Hilton Domestic Operating Company Inc.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

Florida Conrad International Corp.

June 23, 2017

The foregoing opinions are subject to the following exceptions, qualifications and limitations:

Our opinion in paragraph 1 is based solely upon our review of the Certificate of Status.

We do not express any opinion as to the laws of any jurisdiction other than the State of Florida. Further, all federal laws, rules and regulations are expressly excluded from the scope of this opinion letter.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts or other developments, whether existing before or first arising after the date hereof, that might change the opinions expressed above.

Simpson Thacher & Bartlett LLP may rely upon this opinion letter in connection with its opinion addressed to the Issuers, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof; provided, however, that no other person or entity may rely on this provision.

We hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Hill, Ward & Henderson, P.A.
HILL, WARD & HENDERSON, P.A.